Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Vanguard Admiral Funds

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529 Email

SUBJECT: Cast your vote now Dear [529 Plan Contact],

As the February 26 proxy voting deadline approaches for all U.S.-domiciled funds, we’re writing to remind you that we have not yet received your vote. Fund owners with proxy voting authority (e.g., the 529 Plan’s Fiduciary) are being asked to elect the trustees for the Vanguard funds.

By voting now, you can help us avoid the extra time and costs of extending the proxy solicitation process.

If not enough votes are cast by the conclusion of the virtual Joint Special Meeting of Shareholders on February 26, we may need to continue soliciting shareholder votes until we reach the required level of participation. The costs for this extension would be borne by your fund.

Cast your vote

Fortunately, it is easy to vote using one of the methods described below.

Shareholders can vote their shares using one of the following methods:

•Online, by visiting the website provided on your proxy card, voting instruction card, voting instruction form, or Notice.

•By phone, by calling the toll-free phone number on your proxy card, voting instruction card, voting instruction form, or on the website provided on the Notice.

Visit our online proxy resource center or call Computershare Fund Services toll-free at 866-643-5201 for all proxy voting information.

Thank you for your participation!

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For more information about Vanguard funds, visit vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information are contained in the prospectus; read and consider it carefully before investing.

All investing is subject to risk, including the possible loss of the money you invest.

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